UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2016

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
520 Newport Center Drive, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 480-8300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On April 26, 2016, Robert L. Harris, II, a member of the board of directors and of the Office of the Chairman of Acacia Research Corporation (the “Company”) notified the board of directors that he will retire therefrom, effective as of June 9, 2016, the date of the Company’s 2016 annual meeting of stockholders (the “Annual Meeting”). Mr. Harris will continue to serve as a director until such time. Mr. Harris’ decision to retire is not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Following his retirement, Mr. Harris will continue providing consulting services to the board of directors and the Company pursuant to the terms of the Director Service Agreement between Mr. Harris and the Company, dated as of February 29, 2016, effective as of February 29, 2016, the terms of which the Company previously disclosed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION.
Date: April 26, 2016
/s/ Marvin Key
Interim Chief Executive Officer